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Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                                Monthly Report
Certificateholder's Statement                   Series 1994-1                                                               Mar-96
Section 5.2                                        Class A            Class B         Class C          Class D          Total

(i)   Certificate Amount                       715,900,000.00    92,050,000.00   92,050,000.00   122,728,000.00   1,022,728,000.00
(ii)  Certificate Principal Distributed                  0.00             0.00            0.00                                0.00
(iii) Certificate Interest Distributed           3,765,186.56       509,439.22      543,190.89                        4,817,816.67
Total Distribution per $1,000 Certificate
Certificate Principal Distributed per $1,000        0.0000000        0.0000000       0.0000000
Certificate Interest Distributed per $1,000         5.2593750        5.5343750       5.9010417
(iv) Principal Collections                      54,635,998.83     7,025,064.53    7,025,064.53     9,343,089.47      78,029,217.36
(v)  Imputed Yield Collections                  18,211,999.61     2,341,688.18    2,341,688.18     3,114,363.16      26,009,739.13
     Recoveries                                  2,222,112.93       285,717.97      285,717.97       380,940.74       3,174,489.61
     Interest Earned on Prefunded Accounts               0.00             0.00            0.00             0.00               0.00
   Total Imputed Yield Collections              20,434,112.54     2,627,406.15    2,627,406.15     3,495,303.90      29,184,228.74
       Total Collections                        75,070,111.37     9,652,470.68    9,652,470.68    12,838,393.37     107,213,446.10
(vi) Aggregate Amount of Principal Receivables                                                                    1,303,396,241.32
     Invested Amount (End of Month)            715,900,000.00    92,050,000.00   92,050,000.00   122,728,000.00   1,022,728,000.00
     Floating Allocation Percentage                54.9257376%       7.0623190%      7.0623190%       9.4160161%        78.4663917%
     Invested Amount (Beginning of Month)      715,900,000.00    92,050,000.00   92,050,000.00   122,728,000.00   1,022,728,000.00
     Average Daily Invested Amount                                                                                1,022,543,425.08
(vii)  Receivable Delinquencies
       Current  (As a % of Total Receivables)                 1,331,097,847.54           76.59%
       30 Days to 59 Days    (As a % of Total Receivables)      121,184,238.40            6.97%
       60 Days to 89 Days    (As a % of Total Receivables)       77,363,514.35            4.45%
       90 Days and Over (As a % of Total Receivables)           208,216,054.80           11.98%
	  Total Receivables                                   1,737,861,655.09          100.00%
(viii) Aggregate Investor Default Amount                         13,589,618.21
       As a % of Average Daily Invested Amount                          17.37%
       (Annualized based on 366 days/year)
(ix)  Certificate Charge-Offs
      Class A                                                            0.00
      Class B                                                            0.00
      Class C                                                            0.00
      Class D                                                            0.00
	 Total Certificate Charge-Offs                                   0.00
(x)   Servicing Fee                                              1,193,166.80
      Class B                                                      153,416.76
      Class C                                                      153,416.76
      Class D                                                      204,546.72
	  Total Servicing Fee                                    1,704,547.04
 (xi)  Pool Factor
       Class A                                                      1.0000000
       Class B                                                      1.0000000
       Class C                                                      1.0000000
(xii) Reallocated Principal Collections
      Class B                                                            0.00
      Class C                                                            0.00
      Class D  ** Everything was reimbursed                      2,207,157.86
		  by the end of the fiscal month.
(xiii) Excess Funding Account Balance                                    0.00
       Prefunding Account Balance                                        0.00
(xiv) Class C Trigger Event Occurrence                                   None
      Class C Reserve Amount                                              N/A
Average Net Portfolio Yield                                           19.9350%
Minimum Base Rate                                                      7.8398%
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